REVOCABLE PROXY
FIRST PRIORITY BANK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The shareholder signing this proxy card appoints William T. McGrath as proxyholder with the power to appoint his substitute, and authorizes him to represent and to vote, as designated, all of the shares of the common stock of First Priority Bank that the shareholder holds of record on March 1, 2007, at the Annual Meeting of Shareholders of First Priority Bank to be held on April 17, 2007, and at any adjournment thereof.
THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF YOU SIGN AND TIMELY RETURN THIS CARD BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS AND NOMINEES, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.
THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE PROPOSALS AND NOMINEES LISTED BELOW.
1.	The approval of the reorganization of First Priority Bank into the holding company form of ownership by approving an agreement of reorganization and merger, pursuant to which First Priority Bank will become a wholly-owned subsidiary of a holding company, First Priority Financial Corp., a newly formed Pennsylvania corporation, and each outstanding share of common stock and the related warrants of First Priority Bank will be converted into one share of common stock and the related warrants of the holding company.

☐ For	☐ Against	☐ Abstain
2.	The election of three Class II directors of First Priority Bank (excepted as marked to the contrary below).
     Nominees:
     Lawrence E. Donato; Alan P. Novak; Mel A. Shaftel

☐ For	☐ Withhold	☐ For All Except
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

3.	The ratification of the appointment of Beard Miller Company LLP as independent registered public accountants for the fiscal year ending December 31, 2007.

☐ For	☐ Against	☐ Abstain

4.	The adjournment of the meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting for a quorum or to approve the holding company reorganization.

☐ For	☐ Against	☐ Abstain
     I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders of First Priority Bank called for April 17, 2007 and a Proxy Statement for the Annual Meeting.

DATE: _________________, 2007
Signature

Signature

Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above. If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.

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